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                                                                   Exhibit 10.29














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                   LICENSE AND WEB SITE DEVELOPMENT AGREEMENT

                                     between

                                 MEDSCAPE, INC.

                                       and

                                 SOFTWATCH INC.


                       ----------------------------------


                            Dated as of June 15, 1999

                       ----------------------------------


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                                TABLE OF CONTENTS

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ARTICLE 1.        LICENSE OF SOFTWARE, CUSTOMIZATIONS;
                  DIETWATCH WEBSITE......................................................................1
         Section 1.1       (a)      SoftWatch Software License Grant.....................................1
                  (b)      Medscape Consumer Site Defined................................................2
                  (c)      Internet Defined..............................................................2
                  (d)      SoftWatch Software Further Defined............................................2
                  (e)      Licence For Use in Connection with Multiple Sclerosis.........................3
                  (f)      Copying.......................................................................3
         Section 1.2       Customization Services........................................................3
         Section 1.3       DietWatch Site License........................................................4
                  (a)      Exclusive Diet Center.........................................................4
                  (b)      General Health and Wellness Center; Hyperlink.................................4
                  (c)      Branding......................................................................4
                  (d)      Member Information............................................................5
                  (e)      Medscape Content; Editorial and Artistic Control;
                            Look and Feel of Tools.......................................................6
                  (f)      Limited Use License As to Medscape Content....................................6

ARTICLE 2.        MEDSCAPE CONSUMER SITE DEVELOPMENT SERVICES............................................6
         Section 2.1       Development Services..........................................................6

ARTICLE 3.        ADDITIONAL MEDSCAPE CONSUMER SITE
                  DEVELOPMENT SERVICES AND CO-BRANDED
                  DIET CENTER CRITERIA...................................................................7
         Section 3.1       Content and Uploading of Content..............................................7
         Section 3.2       Editorial and Artistic Control................................................7

ARTICLE 4.        DELIVERY, TESTING AND ACCEPTANCE; RESPONSIBILITIES
                  OF THE PARTIES.........................................................................8
         Section 4.1       Commencement of Services......................................................8
         Section 4.2       Certification Testing.........................................................8
         Section 4.3       Final Certification; Deemed Acceptance........................................8
         Section 4.4       Retesting.....................................................................9
         Section 4.5       Failure to Achieve Final Certification........................................9
         Section 4.6       Delivery Delays..............................................................10
         Section 4.7       Medscape Responsibilities with respect
                           to Deliverables..............................................................10
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ARTICLE 5.        MAINTENANCE AND SUPPORT SERVICES......................................................11
         Section 5.1       Maintenance Period...........................................................11
         Section 5.2       SoftWatch Services; Outside Consultants......................................11
         Section 5.3       Medscape.com Website.........................................................12

ARTICLE 6.        FEES FOR DEVELOPMENT AND CUSTOMIZATION
                   SERVICES; ROYALTIES..................................................................12
         Section 6.1       SoftWatch Software Basic License Fee
                           and Customization Fee........................................................12
         Section 6.2       Maintenance Fees.............................................................12
         Section 6.3       Royalty Payments.............................................................13
                  (a)      End-User Tools Royalties.....................................................13
                  (b)      Co-Branded Diet Center Royalties.............................................13
                  (c)      Nutrition/General Health and Wellness
                           Center Royalties.............................................................14
         Section 6.4       Payment Terms; Taxes.........................................................15
         Section 6.5       (a) Reporting by Medscape for purposes
                           of Calculating Royalties.....................................................15
                  (b)      Independent Auditor on Change of Control.....................................16
         Section 6.6       (a) Audit Rights.............................................................16
                  (b)      Audit Report on Change of Control............................................16
                  (c)      Change in Control............................................................16
         Section 6.7       Expense Reimbursement........................................................17

ARTICLE 7.        INTELLECTUAL PROPERTY RIGHTS..........................................................17
         Section 7.1       SoftWatch Owned Software and Customizations..................................17
         Section 7.2       Medscape-Owned Materials; Customization
                           User Interfaces..............................................................17
         Section 7.3       Shared Materials.............................................................18
         Section 7.4       Trademarks, Etc..............................................................18
         Section 7.5       Limited License..............................................................18
         Section 7.6       Third Party Materials........................................................18

ARTICLE 8.        TRADEMARKS; COPYRIGHT NOTICES.........................................................18
         Section 8.1       Incorporation of Marks.......................................................18
         Section 8.2       Mutual Covenants as to Marks and Notices.....................................19

ARTICLE 9.        CONFIDENTIALITY; NON-COMPETE..........................................................19
         Section 9.1       Confidentiality Obligations..................................................19
         Section 9.2       Confidential Information.....................................................19
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         Section 9.3       Exclusivity; Non-Competition Covenants.......................................20
         Section 9.4       Specific Performance.........................................................21

ARTICLE 10.       REPRESENTATIONS, WARRANTIES, COVENANTS,
                           AND INDEMNITIES..............................................................22
         Section 10.1      SoftWatch....................................................................22
         Section 10.2      SoftWatch, Ltd...............................................................23
         Section 10.3      Medscape.....................................................................24
         Section 10.4      Indemnification..............................................................24
         Section 10.5      Indemnification Procedures...................................................25

ARTICLE 11.       PRODUCT RELATED WARRANTIES AND
                            COVENANTS...................................................................25
         Section 11.1      General Provisions...........................................................25
         Section 11.2      Viruses......................................................................25
         Section 11.3      Year 2000 Compliance.........................................................25
         Section 11.4      Limited Warranty.............................................................26
         Section 11.5      Limitation of Liability......................................................26
         Section 11.6      Adequate Controls............................................................26
         Section 11.7      Reverse Engineering..........................................................27
         Section 11.8      Encryption Covenant..........................................................27
         Section 11.9      Medscape.com Website.........................................................27

ARTICLE 12.       SALES AGENCY..........................................................................27
         Section 12.1      Appointment..................................................................27
         Section 12.2       Scope of Agency; Right of Approval..........................................27
         Section 12.3      Medscape's Obligations.......................................................27
         Section 12.4      Commission...................................................................27
         Section 12.5      Expenses.....................................................................28
         Section 12.6      SoftWatch's Responsibilities.................................................28
         Section 12.7      Payment Terms; Taxes.........................................................28
         Section 12.8      (a)   Reporting by SoftWatch for purposes of
                           Calculating Sales Commissions................................................28
                  (b)      Independent Auditor on Change of Control.....................................28
         Section 12.9       (a)     Audit Rights........................................................28
                  (b)      Audit Report on Change of Control............................................29
                  (c)      Medscape Change in Control...................................................29

ARTICLE 13.       TERM AND TERMINATION..................................................................30
         Section 13.1      Term.........................................................................30
         Section 13.2      Termination for Breach.......................................................30
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         Section 13.3      Bankruptcy and Related Events................................................30
         Section 13.4      Obligations Upon Termination or Expiration...................................30
         Section 13.5      Transfer of Site.............................................................30
         Section 13.6      Survival.....................................................................31

ARTICLE 14.       GUARANTY OF SOFTWATCH, LTD............................................................31
         Section 14.1      Guaranty.....................................................................31
         Section 14.2      Obligations Unconditional....................................................31
         Section 14.3      Successors and Assigns; Applicable Law.......................................31

ARTICLE 15.       GENERAL PROVISIONS....................................................................32
         Section 15.1      No Joint Venture Created.....................................................32
         Section 15.2      Entire Agreement.............................................................32
         Section 15.3      Assignment...................................................................32
         Section 15.4      Waiver.......................................................................32
         Section 15.5      Notices......................................................................32
         Section 15.6      Force Majeure................................................................33
         Section 15.7      Publicity....................................................................33
         Section 15.8      Governing Law................................................................34
         Section 15.9      Including....................................................................34
         Section 15.10     Schedules and Exhibits.......................................................34
         Section 15.11     Captions.....................................................................34
         Section 15.12     Counterparts.................................................................34
         Section 15.13     SoftWatch, Ltd as Party......................................................34
         Section 15.14     Right of Offset..............................................................34

Exhibit 1.1       LICENSED SOFTWARE.....................................................................36
Exhibit 1.2       SPECIFICATIONS........................................................................39
Exhibit 1.3       THE CO-BRANDED DIET CENTER SPECIFICATIONS.............................................42
Exhibit 9.3       MEDSCAPE COMPETITIVE BUSINESSES.......................................................44

INDEX OF DEFINED TERMS..................................................................................46
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                   LICENSE AND WEB SITE DEVELOPMENT AGREEMENT


         This LICENSE AND WEB SITE DEVELOPMENT AGREEMENT (this "Agreement") is made as of June 15, 1999 (the "Effective Date"), between MEDSCAPE, INC., a Delaware corporation, with offices at 134 W. 29th Street, New York, New York 10001-5399 ("Medscape"), SOFTWATCH INC., a Delaware corporation, with offices at 67 South Bedford St., Burlington, MA 01803 ("SoftWatch" and together with Medscape, collectively, the "Parties," and each a "Party"), and solely with respect to the provisions of Article 9 (Non-Compete, Confidentiality), Section
10.2 (Representations and Warranties), and Article 14 (Guaranty), SOFTWATCH, LTD., a corporation organized under the laws of Israel, with offices at 1 Ta'as Street, Ramat-Gan 52512, Israel, and the direct parent of wholly-owned subsidiary SoftWatch ("SoftWatch, Ltd."). Unless otherwise specified herein, capitalized terms used in this Agreement have the meanings defined in this Agreement and the Schedules and Exhibits hereto.

ARTICLE 1.        LICENSE OF SOFTWARE, CUSTOMIZATIONS; DIETWATCH WEBSITE

                  Section 1.1 (a) SoftWatch Software License Grant. Subject to
Section 9.3 and the other terms and conditions of this Agreement, SoftWatch grants to Medscape and its Affiliates during the Term a non-exclusive, worldwide license (the "SoftWatch Software License"):

(i) to use, execute and display on the Medscape Consumer Site and the Co-Branded Diet Center SoftWatch's end-user interactive healthcare tools identified on Exhibit 1.1 (the "End-User Tools"); and

(ii) to use, execute and display for and in connection with the development, construction, enhancement and continuing operation and maintenance of, the Medscape.com website, the Medscape Consumer Site and the Co-Branded Diet Center SoftWatch's content creation, data management, display and other tools identified on Exhibit 1.1 (the "Creation Tools," and together with the End-User Tools, collectively the"SoftWatch Software"), in each case at any location or locations around the world.

In addition:

(x) SoftWatch agrees that the foregoing grant of license with respect to the End-User Tools includes the right of all end-users of the Medscape Consumer Site and the Co-Branded Diet Center, wherever such end-users are located, to use, execute and display the End-User Tools within and in connection with services and functionalities made available in the Medscape Consumer Site and the Co-Branded
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         Diet Center; and the foregoing grant of license with respect to the
         End-User Tools includes the right of any and all of Medscape's employees, contractors and agents (including any operator or host of the Medscape Consumer Site and/or the Co- Branded Diet Center), wherever such employees, contractors and agents are located, to use, display and execute the End-User Tools in connection with the development, construction, operations, maintenance, and hosting of the Medscape Consumer Site and/or the Co-Branded Diet Center; and

(x) the foregoing grant of license with respect to the Creation Tools includes the right of any and all of Medscape's employees, contractors and agents (including any operator or host of the Medscape.com website, the Medscape Consumer Site and/or the Co-Branded Diet Center), wherever such employees, contractors and agents are located, to use, display and execute the Creation Tools in connection with the development, construction, operations, maintenance, and hosting of the Medscape.com website, the Medscape Consumer Site and/or the Co-Branded Diet Center.

                  (b) Medscape Consumer Site Defined. As used in this Agreement the "Medscape Consumer Site" means: (i) Medscape's principal publicly available website on the Internet containing medical and healthcare information which Medscape makes available to consumers or other members of the general public, and (ii) all other eHealth service sites or other commercial on-line service sites (whether or not mainly providing healthcare news, information and/or related tools or features) on or available through the Internet (including such as may be made available to private entities and individuals in connection with a customized "intranet" service) which contain Medscape's proprietary marks and contain substantially all the content and functionality as Medscape's principal publicly available website on the Internet referred to above.

                  (c) Internet Defined. For purposes of this Agreement, "Internet" means the public collection of computer networks referred to generally as the "internet" as in existence on the date hereof and any evolution thereof or successor network thereto, and includes privately available computer networks connected to the Internet (e.g. so-called "intranets") or which use (x) Internet standards and/or (y) other use standards which are compatible with, or essentially similar in functionality to, such networks (including websites, HTML or other similar delivery systems). The term "Internet" shall also mean and include any and all other commercial on-line services, whether or not based on Internet compatible use standards such as HTML.

                  (d) SoftWatch Software Further Defined. The term "SoftWatch Software" shall be deemed to mean and include all enhancements, modifications, customizations and corrections to the SoftWatch Software made by or on behalf of SoftWatch during the Term, including as part of the Customization Services referred to in Section 1.2 or the Maintenance Services referred to in Section
5.1. The term "SoftWatch Software" shall

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expressly exclude new modules or other developments which add to, or substantially increase the functionality of, the SoftWatch Software which SoftWatch generally makes available to third parties for an additional license fee, unless Medscape has agreed to license the same and pay to SoftWatch any such additional license fee.

                  (e) Licence For Use in Connection with Multiple Sclerosis. It is expressly understood and agreed by the parties that the SoftWatch Software License is intended by the Parties to include Medscape's right to use, on all the terms and conditions set forth in this Section 1.1, the SoftWatch Software in connection with a specific disease channel on the Medscape Consumer Site dedicated to the medical condition Multiple Sclerosis. If by September 30, 1999
SoftWatch: (i) is unable to secure the necessary rights to permit Medscape to use the SoftWatch Software in relation to a specific disease channel for Multiple Sclerosis on all the terms and conditions set forth in this Section 1.1, or (ii) otherwise to secure, at SoftWatch's expense, the license to Medscape of a functional equivalent of the SoftWatch Software satisfactory to Medscape (in its sole discretion) which can be used in a specific disease channel on the Medscape Consumer Site for Multiple Sclerosis on all the terms and conditions set forth in this Section 1.1, then SoftWatch shall pay to Medscape (x) on September 30,1999 an amount equal to $125,000, and (y) on September 30, 2000 an amount equal to $100,000, provided, however, that if at any date after September 30, 1999, but prior to September 30, 2000, SoftWatch is able to secure the rights contemplated in clause (i) or (ii) above, and Medscape elects (in its sole discretion) to accept a license of such rights, then SoftWatch shall have no obligation to make the payment of $100,000 referred to in the foregoing clause (y).

                  (f) Copying. Medscape may not copy the SoftWatch Software except as necessary for maintenance, backup, test and disaster recovery purposes, or as otherwise authorized or permitted by SoftWatch. Notwithstanding the foregoing, Medscape may, without the consent of SoftWatch, make non-revenue generating demonstration copies of the SoftWatch Software for use in connection with Medscape's general marketing and promotion activities. This Agreement does not provide Medscape with title or ownership of the SoftWatch Software, but only a right of limited use. Subject to Article 7 and the terms of the SoftWatch Software License granted under this Agreement, SoftWatch retains sole and exclusive ownership of, and all right, title and interest in and to the SoftWatch Software and all copies thereof.

                  Section 1.2 Customization Services. SoftWatch agrees to perform customization services (the "Customization Services") in respect of the SoftWatch Software in accordance with the specifications, and subject to the delivery terms attached hereto as Exhibit 1.2 (the "Customization Specifications"). As used in this Agreement, "Customize," "Customized" and related words means the modeling of the existing SoftWatch Software for a specific use, purpose or application as provided in the relevant Customization Specifications, and the term "Customization" means any such SoftWatch

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Software as so modeled. The Certification Testing procedures specified in
Article 4 shall be applicable to any Customization to be delivered pursuant to this Agreement.

                  Section 1.3 DietWatch Site License. Subject to the terms of this Agreement, SoftWatch grants to Medscape a worldwide license during the Term to create, operate and maintain using the SoftWatch Software, and/or otherwise to incorporate and display within and in connection with the Medscape Consumer Site, a version of SoftWatch's proprietary Internet web-site service known as "DietWatch.com," as modified in accordance with the specifications (the "Co-Branded Diet Center Specifications") set forth on Exhibit 1.3 attached hereto (the "Co-Branded Diet Center"). Except as otherwise provided in this Agreement, the term "Co-Branded Diet Center" shall be deemed to mean and include all enhancements, modifications, customizations and corrections to the Co-Branded Diet Center. The foregoing license shall be subject to the following additional terms, and such other terms as may be agreed by the Parties in the Co-Branded Diet Center Specifications:

(a) Exclusive Diet Center. Medscape agrees that the Co-Branded Diet Center will be the exclusive weight management and dieting center for the Medscape Consumer Site, provided, however that the foregoing shall not limit or otherwise restrict Medscape from integrating third-party tools or other software components not proprietary to SoftWatch in the Co-Branded Diet Center;

(b) General Health and Wellness Center; Hyperlink. The Co-Branded Diet Center will be maintained separate and apart from, and will contain content distinct from that of, any "general health and wellness" service or channel maintained on the Medscape Consumer Site (the "General Health and Wellness Center"), provided, however, that the General Health and Wellness Center may contain End-User Tools similar to those contained in the Co-Branded Diet Center (e.g. a diary tool). In addition, Medscape agrees that: (i) any such General Health and Wellness Center shall be designed and maintained in such a manner as to permit users thereof to directly link to the Co-Branded Diet Center if they wish to access content and features specifically relating to dieting and weight management or control, and (ii) the General Health and Wellness Center will not be exclusively or primarily related to dieting and/or nutrition.

(c) Branding. The Co-Branded Diet Center will be branded as the "Medscape Diet Center powered by DietWatch.com" (or such other name and SoftWatch product reference as may be mutually agreed by the Parties). The DietWatch.com logo will be displayed at not less than 50% of the scale of, and with substantially similar graphics, visibility and other characteristics as, the "Medscape Diet Center" logo (or other Medscape proprietary mark) in order to properly convey the co-branding of the Co-Branded Diet Center.

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(d)      Member Information; All customer information (the "Member Information")
         relating to registered members of the Medscape Consumer Site
         ("Members") using the Medscape Consumer Site and/or the Co-Branded Diet Center during the Term (including personal dietary diary information collected from such Members) shall be owned exclusively by Medscape, provided, however, that at least thirty (30) days prior to termination or other expiration of this Agreement (or if termination is by Medscape for any cause in respect of which Medscape has an immediate right of termination, then upon notice of termination), Medscape will coordinate with SoftWatch to provide a mutually agreeable e-mail notice to all registered Co-Branded Diet Center users:

         (i) announcing the termination of the relationship contemplated hereby and alerting them to the existence of the independent "DietWatch.com" website; and

         (ii) advising such users that they may, by written or electronic notice to Medscape, authorize and direct Medscape to promptly release and transfer a copy of such of their personnel Member Information as is maintained as part of the Co-Branded Diet Center to SoftWatch for use in the independent "DietWatch.com" website.

         If a Member requests the release and transfer of his or her Member Information as contemplated in clause (ii), Medscape will, subject to any privacy laws then in effect, exercise reasonable commercial efforts to promptly as technically practicable transfer a copy of the relevant Member Information to SoftWatch so that SoftWatch may provide continuous service to such Member on the DietWatch.com website. Medscape further agrees to provide SoftWatch with a non-exclusive, perpetual, royalty free license to use such Member Information solely for the purpose of continuing to provide service to such Member on the DietWatch.com website. Notwithstanding the foregoing: (x) SoftWatch will have no right to obtain or use any of Medscape's proprietary clinical content, and (y) Medscape shall have no responsibility for the accuracy or completeness of any data released and transferred to SoftWatch and makes no representation or warranty that such information will be incorrupt or error free. It is further understood and agreed that, after any termination or expiration of this Agreement, information provided directly to SoftWatch by users who directly log-in to, or otherwise access, the DietWatch.com website service shall be the property of SoftWatch, and that nothing herein shall restrict or prohibit SoftWatch from compiling and using customer information gathered through its own efforts or those of its agents, except to the extent constituting Medscape Confidential Information derived directly or indirectly in the course of the services being performed by SoftWatch's under this Agreement.

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(e)      Medscape Content; Editorial and Artistic Control; Look and Feel of
         Tools. Medscape will have the right to integrate Medscape Content into the Co-Branded Diet Center. Medscape will have exclusive editorial and artistic control over the Co- Branded Diet Center and all elements thereof, including (i) the selection of the Medscape Content, (ii) the selection, from among those set out in Schedule 1.3 or otherwise included in the grants of license made by SoftWatch's under this Agreement, of the functionalities and features from DietWatch.com that Medscape wishes to include in the Co-Branded Diet Center, and (iii) the determination of the design and look and feel of all visual elements (including the End-User Tools), appearing in the Co-Branded Diet Center. Medscape acknowledges that the exercise of its rights to editorial and artistic control may materially alter the Specifications as then in effect, and that the same may result in an extension of, or other change to the relevant Delivery and Milestone Schedule and/or additional expense to Medscape. SoftWatch will promptly notify Medscape if any change requested by Medscape will result in any such extension of, or other change and/or additional expense, and will not undertake the same without Medscape's prior authorization.

(f) Limited Use License As to Medscape Content. If applicable, and subject to Article 7 and the other terms and conditions of this Agreement, Medscape grants SoftWatch a non-exclusive, non-transferable license during the Term to reproduce, display and perform Medscape Content and other Medscape Materials within and in connection with the construction, development, operations and maintenance of the Co-Branded Diet Center and for such other purposes as Medscape may authorize or request in writing. SoftWatch will comply with such restrictions and requirements regarding the use of such Medscape Content as may be specified in the Co-Branded Diet Center Specifications, or as may be otherwise notified by Medscape to SoftWatch from time to time.


ARTICLE 2.        MEDSCAPE CONSUMER SITE DEVELOPMENT SERVICES

                  Section 2.1 Development Services. In consultation with Medscape, SoftWatch will develop and build for Medscape the Medscape Consumer Site in accordance with the Site Specifications and the Co-Branded Diet Center Specifications. As used herein, "Site Specifications" means the site specifications for the Medscape Consumer Site attached hereto as Exhibit 1.2, and "Specifications" means, collectively, the Site Specifications, the Customization Specifications, the Co-Branded Diet Center Specifications and any other specifications agreed by the parties pursuant to this Agreement.

The foregoing development services (the "Development Services") shall be subject to Medscape's testing and acceptance as provided in Article 4 and shall include the following:

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(a)      the coordination with Medscape's technical personnel and vendors to develop:

         (i) the input system to accept, organize and store the Medscape Content; and

         (ii) the tools and user interface components to surface and display the Medscape Content on the Medscape Consumer Site; and

(b) implementing the overall Site Design in consultation with Medscape and any third party design vendor retained by Medscape;

(c) integrating any third-party components (including chat software and existing professional content and/or other applications) specified in the Specifications ("Third Party Components"), which Medscape will be responsible for providing to SoftWatch at Medscape's expense; and

(d) the development by SoftWatch of certain other functionalities as provided in the Specifications.


ARTICLE 3. ADDITIONAL MEDSCAPE CONSUMER SITE DEVELOPMENT SERVICES AND CO-BRANDED DIET CENTER CRITERIA.

                  Section 3.1 Content and Uploading of Content. Medscape will provide to SoftWatch Medscape's proprietary data and content that Medscape determines will be part of the Medscape Consumer Site and/or the Co-Branded Diet Center, including text and visual material regarding itself, Medscape products, services, pricing, Medscape Trademarks, and conditions for the Medscape Consumer Site and the Co-Branded Diet Center (including proprietary notices) ("Medscape Content"). In accordance with the Specifications, SoftWatch will provide Medscape with web-based interfaces to enable Medscape to upload Medscape Content to the Medscape Consumer Site and the Co- Branded Diet Center, and Medscape will maintain the on-going responsibility for uploading content to, and managing the content on, the Medscape Consumer Site and the Co- Branded Diet Center.

                  Section 3.2 Editorial and Artistic Control. Medscape will have exclusive editorial and artistic control over the Medscape Consumer Site and all elements thereof, including the selection of the Medscape Content and Third Party Components, and the design and look and feel of all visual elements (including the End-User Tools), appearing in the Medscape Consumer Site. Medscape acknowledges that the exercise of its rights to editorial and artistic control may materially alter the Specifications as then in effect, and that the same may result in an extension of, or other change to the relevant Delivery and Milestone Schedule and/or additional expense to Medscape. SoftWatch will promptly notify Medscape if any change requested by Medscape will result in any such extension of, or

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other change and/or additional expense, and will not undertake the same without
Medscape's prior authorization.


ARTICLE 4.        DELIVERY, TESTING AND ACCEPTANCE; RESPONSIBILITIES OF THE
                  PARTIES.

                  Section 4.1 Commencement of Services. The services to be performed under this Agreement shall commence no later than the execution hereof and shall proceed in accordance with the relevant Delivery and Milestone
Schedule included in the Specifications. The Parties acknowledge and agree that certain services contemplated in this Agreement have been performed prior to, and are in the course of being performed as of the Effective Date, and that all of the terms and conditions of this Agreement shall be applicable to the same extent and with the same effect as if such services had been performed after the Effective Date. The Parties anticipate and intend that a commercial launch of the initial phase of the Medscape Consumer Site will occur on July 7, 1999 (the "Phase I Delivery Date"), and that all remaining deliveries to be made by SoftWatch shall be made by September 30, 1999 (the "Phase II Delivery Date"). Each Party will provide or otherwise make available to the other each deliverable ("Deliverable") or other materials identified in the Specifications on the date (the "Delivery Date") specified therefor in the relevant Delivery and Milestone Schedule. Medscape acknowledges that if it requests SoftWatch to implement a material change in the Specifications (as in effect from time to time), such a request may result in an extension of, or other change to the relevant Delivery and Milestone Schedule and/or additional expense to Medscape. SoftWatch will promptly notify Medscape if any change requested by Medscape will result in any such extension of, or other change and/or additional expense, and will not undertake the same without Medscape's prior authorization.

                  Section 4.2 Certification Testing. Promptly upon Medscape's receipt of each Deliverable on the relevant Delivery Date, Medscape shall conduct tests to determine whether the relevant Deliverable contains the features and is capable of performing the operations set forth in the Specifications (each such test a "Certification Test" and the process of performing them, "Certification Testing"). Each Deliverable shall be accepted by Medscape upon the first to occur of: (x) Medscape's written notice to SoftWatch specifying successful completion of Final Certification, (y) Medscape's written waiver of such Certification Tests, or (z) deemed acceptance pursuant to Section
4.3. SoftWatch may observe or participate in any Certification Tests performed by Medscape.

                  Section 4.3 Final Certification; Deemed Acceptance. If: (i) the relevant Deliverable is in conformity in all material respects with the relevant Specifications, as Medscape in its reasonable judgment determines (but subject to the understanding that no initial release software operates uninterrupted or error free); or (ii) if Medscape determines to waive Certification Testing with respect to such Deliverable), then Medscape

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
shall notify SoftWatch of its acceptance thereof ("Final Certification"). If Medscape either (i) fails to give notice of Final Certification or a notice of non-conformity within thirty (30) days after Medscape receives the relevant Deliverable, or (ii) makes the relevant Deliverable commercially available to the public on the Internet for revenue generating purposes (i.e. not as or part of a beta test version), then Medscape will be deemed to have accepted such Deliverable on the earlier to occur of (x) the date on which such thirty (30) day period ends or (y) the date on which the relevant Deliverable becomes so available to the public, provided, however, that deemed acceptance by Medscape of any Deliverable pursuant to either of clause (i) or (ii) shall not constitute a waiver of, or otherwise affect, any rights or claims which Medscape may have hereunder with respect to any such Deliverable under the warranty and maintenance provisions hereof, all of which rights and claims are expressly reserved by Medscape. In addition, deemed acceptance shall not in any way affect any rights or claims which Medscape may have against SoftWatch for fraud or gross negligence.

                  Section 4.4 Retesting. If the relevant Deliverable fails to meet all or any part of the relevant Certification Tests, Medscape shall promptly deliver to SoftWatch a written notice of non-conformity, specifying in detail the manner in which the same does not conform to the Specifications. Promptly upon its receipt of such notice, SoftWatch shall have ten (10) days thereafter, or such longer period of time as may be agreed by the Parties, to correct the deficiencies cited by Medscape so as to meet the criteria set forth in such Specifications, and to deliver a corrected version to Medscape. Upon its receipt thereof, Medscape shall have an additional ten (10) days to reinitiate and complete an additional round of Certification Tests (the "Retesting") of the relevant Deliverable as so corrected. SoftWatch shall be permitted, in any such case, to direct, oversee and perform additional testing in order to determine the cause or causes for any error or malfunction. Medscape shall be responsible for all direct costs and expenses which Medscape incurs in connection with any required Retesting.

                  Section 4.5 Failure to Achieve Final Certification. Medscape and SoftWatch shall follow the delivery, testing and cure procedure set forth in
Section 4.4 until such time as the relevant Deliverable has been finally accepted by Medscape as provided in Section 4.3, provided, however, that unless such failure has resulted from (x) conditions which were beyond the reasonable control of SoftWatch, or (y) conditions which were caused by Medscape, or which Medscape should have disclosed to SoftWatch, but failed to do so, on the date the Specifications therefor were agreed, then the failure of such Deliverable to meet in all material respects the criteria set forth in such Specifications (subject to the understanding that no initial release software operates uninterrupted or error free) upon completion of two (2) rounds of Certification Testing shall, at Medscape's option, be deemed to be a failure by SoftWatch to deliver, and upon delivery of written notice by Medscape to SoftWatch referring to this Section 4.5, Medscape shall have the right, exercisable in its sole discretion, to reject and to refuse payment for such

Deliverable, and, if prior payment has been made in respect thereof, to receive a credit equal to the pro rata portion of the Development Fee attributable thereto.

                  Section 4.6 Delivery Delays. Each Party will cooperate with the other in good faith to facilitate the completion, testing and acceptance of the Deliverables. Each Party will promptly give notice to the other if such Party determines at any time prior to the Delivery Date of any Deliverable, or prior to the date specified in the Delivery and Milestone Schedule for any information or materials due pursuant thereto, that there has occurred any condition or event which adversely affects such Party's ability to deliver the same by its Delivery Date or other applicable date. Medscape shall have the right to delay any payments due to SoftWatch hereunder in connection with the Development Services or the Customization Services if SoftWatch fails to deliver any Deliverable within thirty (30) days of its scheduled Delivery Date, unless Medscape has given its prior consent to such delay, or if such delay has resulted, in whole or in part, from an event of force majeure or any delay or failure by Medscape to perform its obligations hereunder.

                  Section 4.7 Medscape Responsibilities with respect to Deliverables. In conjunction with SoftWatch's performance of the Development Services and the Customization Services, Medscape is responsible for performing and bearing all costs of the following actions:

(a)      determining whether the Deliverables meet the applicable
         Specifications;

(b) procuring, installing, and operating hardware and operating systems to run the Deliverables in accordance with the Specifications;

(c) providing a proper environment and proper utilities for the computers on which the Deliverables operate, including an uninterrupted power supply;

(d) selecting and training personnel who can operate computers and are familiar with the accounts and records that serve as input and output for the relevant Deliverables;

(e) establishing adequate operational back-up provisions to protect against data loss and/or a defect or malfunction that renders any Deliverable or the computer systems on which it runs non-operational; and

(f) identifying and making available during the Term, specific project managers to serve as Medscape's contacts with SoftWatch.

ARTICLE 5.        MAINTENANCE AND SUPPORT SERVICES

                  Section 5.1 Maintenance Period. Subject to the terms and conditions of this Agreement, SoftWatch will provide such maintenance services to Medscape (the "Maintenance Services") as may be required to maintain and update the Medscape Consumer Site, the Co-Branded Diet Center, the SoftWatch Software and the individual components thereof. The initial one-year Maintenance Services period (the "Initial Maintenance Period") shall begin on the date of Final Certification of the Phase I Deliverables (as set forth in the Specifications), and subject to the payment of the fees specified in Section 6.2, each additional one-year maintenance period thereafter shall begin on the date immediately following the date on which the preceding maintenance period ends (each such period a "Paid Maintenance Period" and together with the Initial Maintenance Period, the "Maintenance Period"). The Maintenance Services shall be of the same scope and character as are generally provided by SoftWatch to its best maintenance customers, and shall include Medscape's right, so long as it remains current in Maintenance Fees owed to SoftWatch as provided in Section 6.2, to receive at no additional costs all updates, bug fixes and other standard modifications provided by SoftWatch to its other maintenance customers. Maintenance Services shall not include the distribution of new modules or other developments which add to, or substantially increase the functionality of, the SoftWatch Software or the Co-Branded Diet Center and which SoftWatch generally makes available to third parties at additional cost. During the Maintenance Period, SoftWatch will promptly correct any material errors, defects, bugs, viruses, design flaws or other malfunctions (taking into account the severity and technical difficulty in fixing the same) in the SoftWatch Software, the Customizations, the Medscape Consumer Site, the Co-Branded Diet Center, or any other Deliverable, in each case, which result from causes within SoftWatch's control and which have not resulted from the inoperability or incompatibility of Third Party Components or any other material supplied by Medscape.

                  Section 5.2 SoftWatch Services; Outside Consultants. If Medscape requests maintenance or consulting services beyond the scope of those either identified in the Development Services or otherwise being provided pursuant to this Agreement, SoftWatch will provide such services, subject to SoftWatch's resources and the requirements of its other customers, at SoftWatch's then current rates. Notwithstanding the foregoing, during the one-year period following the Effective Date, SoftWatch will make available to Medscape at a rate of $175/hour up to 4000 hours of additional services beyond those specified in Exhibit 1.2. In each subsequent year, SoftWatch will make available to Medscape at its then current rates up to 4,000 hours, of additional consulting and/or maintenance services. Medscape agrees to provide advance notice to SoftWatch, which notice shall be reasonable under the circumstances, if Medscape requires any of the above-referenced additional hours of service. SoftWatch agrees to use its reasonable commercial efforts to timely respond to and address any emergency or other exigent request. The Parties anticipate developing an annual plan describing additional consulting and/or maintenance services to be performed during the proceeding year, including financial terms for budgeting purposes, and such plan, shall, upon agreement by the Parties, become a part of this Agreement. If during any year Medscape requires out-of- scope consulting and/or maintenance services which require hours in excess of those contemplated above, Medscape and SoftWatch shall cooperate in good faith to negotiate the terms on which SoftWatch will perform such services, taking into account such resource constraints which SoftWatch may have at the relevant time. SoftWatch's agreement to provide the foregoing out-of-scope maintenance and/or consulting services shall in no way expand, or be construed to expand, the scope of the licenses granted by SoftWatch under this Agreement.

                  Section 5.3 Medscape.com Website. Notwithstanding anything in this Article 5 to the contrary, the Maintenance Services shall not include the correction of any operability, functionality or compatibility errors or malfunctions relating to the use of the Creation Tools with the Medscape.com website, or the provision of general maintenance service in respect of the Creation Tools to the extent relating exclusively to the use of the Creation Tools in or with the Medscape.com website, it being understood that any maintenance or consulting services requested by Medscape in connection with the Creation Tools, as used in or with the Medscape.com website, shall be considered out-of-scope consulting and/or maintenance services subject to the provisions of Section 5.2.


ARTICLE 6.        FEES FOR DEVELOPMENT AND CUSTOMIZATION SERVICES;
                  ROYALTIES.

                  Section 6.1 SoftWatch Software Basic License Fee and Customization Fee. Medscape will pay a basic license fee of $1,000,000 with respect to the SoftWatch Software (the "SoftWatch Software License Fee") and a fee of $500,000 for SoftWatch's Customization Services and Development Services, with such total payable as follows: (i) one third ($500,000) on the execution of this Agreement, (ii) one third ($500,000) on Final Certification of the Phase I Deliverables (as set forth in the Specifications); and (iii) the balance ($500,000) on Final Certification of the Phase II Deliverables (as set forth in the Specifications).

                  Section 6.2 Maintenance Fees. During the Initial Maintenance Period, SoftWatch shall perform Maintenance Services at no cost to Medscape. Unless Medscape terminates (or gives prior notice of its intent to terminate) this Agreement as provided in Section 13.1 or 13.2, from and after the date on which the Initial Maintenance Period ends, Medscape agrees to subscribe, on an annual basis, for continuing Maintenance Services at SoftWatch's then-current standard annual maintenance fee rates (the "Maintenance Fee"). Medscape's annual Maintenance Fee for the one year period immediately following the end of the Initial Maintenance Period shall be fixed at $150,000,

\with the first monthly installment of $12,500 due on the first anniversary of the date of Final Certification of the Phase I Deliverables. All Maintenance Fees shall be payable on a monthly basis in advance.

                  Section 6.3 Royalty Payments. Subject to the terms of this
Article 6 and for so long as the grants of license made in Article 1 and elsewhere in this Agreement remain in effect, the following royalties (collectively "Royalties") shall be payable to SoftWatch by Medscape:

                  (a) End-User Tools Royalties. Medscape shall pay to SoftWatch the following royalties with respect to the End-User Tools:

(i) for each quarterly period during the Term, an amount equal to five percent (5%) of all Net Advertising Revenue derived from the sales for such quarter of Sponsorships specifically tied to a specific End-User Tool (other than as appear in the Co-Branded Diet Center, and other than as appear in Nutrition/GHW Sponsorship Pages) (e.g. Claritin Sponsorship of the diary End-User Tool in the "Medscape Allergy Center") (the "Quarterly Sponsorship Royalty"); and

(ii) for each quarterly period during the Term, an amount equal to two and one-half percent (2.5%) of all Net Advertising Revenue derived from the sale of Run-of-Site banner advertisements on the Medscape Consumer Site for such quarter multiplied by a fraction, the numerator of which is the total number of page views on which an End-User Tool application (not just a link to the application) appears on the Medscape Consumer Site (other than in the Co-Branded Diet Center and other than in Nutrition/GHW ROS Banner Pages) during such quarter and the denominator of which is the number of total page views displayed in the Medscape Consumer Site for the same quarter (the "Quarterly ROS/Tool Banner Royalty").


                  (b) Co-Branded Diet Center Royalties. Medscape shall pay to SoftWatch the following royalties with respect to Co-Branded Diet Center:

(i) for each quarterly period during the Term, an amount equal to fifty percent (50%) of all Net Advertising Revenue derived from the sale of Sponsorships for such quarter specifically tied to the Co-Branded Diet Center multiplied by a fraction, the numerator of which is the number of total page views appearing in the Co-Branded Diet Center during such quarter less the total number of page views on which content provided by Medscape (not just links to such Medscape content) appears during the same quarter, and the denominator of which is the number of total page views displayed in the Co-Branded Diet Center during the same quarter (the "Quarterly Diet Center Tools Sponsorship Royalty");

(ii) for each quarterly period during the Term, an amount equal to twenty-five percent (25%) of all Net Advertising Revenues derived from the sale of Sponsorships for such quarter specifically tied to the Co-Branded Diet Center multiplied by a fraction, the numerator of which is the number of total page views on which content provided by Medscape (not just links to such Medscape content) appears in the Co-Branded Diet Center during such quarter, and the denominator of which is the total number of page views displayed in the Co-Branded Diet Center during the same quarter (the "Quarterly Diet Center Medscape Content Sponsorship Royalty");

(iii) for each quarterly period during the Term, an amount equal to fifty percent (50%) of Diet Center/ROS Tools Banner Revenue. For purposes hereof, "Diet Center/ROS Tools Banner Revenue" means all Net Advertising Revenue derived from the sale of Run-of-Site banner advertisements appearing on the Medscape Consumer Site during such quarter multiplied by a fraction, the numerator of which is the number of total page views appearing in the Co-Branded Diet Center during such quarter less the total number of page views on which content provided by Medscape (not just links to such Medscape content) appears in the Co-Branded Diet Center during the same quarter and the denominator of which is the number of total page views displayed in the Medscape Consumer Site during the same quarter (the "Quarterly ROS/Diet Center Tools Banner Royalty");

(iv) for each quarterly period during the Term, an amount equal to twenty-five percent (25%) of Diet Center/ROS Content Banner Revenue. For purposes hereof, "Diet Center/ROS Content Banner Revenue" means all Net Advertising Revenues derived from the sale of Run-of-Site banner advertisements in the Medscape Consumer Site for such quarter multiplied by a fraction, the numerator of which is total number of page views appearing in the Co-Branded Diet Center for such quarter on which content provided by Medscape (not just links to such Medscape content) appears and the denominator of which is the number of total page views displayed in the Medscape Consumer Site for the same quarter (the "Quarterly ROS/Diet Center Content Banner Royalty").

                  (c) Nutrition/General Health and Wellness Center Royalties. Medscape shall pay to SoftWatch the following royalties with respect to "Nutrition" pages appearing in the General Health and Wellness Center:

(i) for each quarterly period during the Term, an amount equal to fifteen percent (15%) of all Net Advertising Revenue derived from the sales for such quarter of Sponsorships which are displayed when a user of the General Health and Wellness Center clicks on or otherwise selects any "Nutrition" icon featured within such General Health and Wellness Center (each such display a "Nutrition/GHW Sponsorship Page"); and

(ii) for each quarterly period during the Term, an amount equal to fifteen percent (15%) of all Net Advertising Revenue derived from the sale of Run-of-Site banner advertisements on the Medscape Consumer Site for such quarter multiplied by a fraction, the numerator of which is the total number of page views displayed during such quarter as a result of a General Health and Wellness Center user's clicking or otherwise selecting any "Nutrition" icon featured within such General Health and Wellness Center (each such display a "Nutrition/GHW ROS Banner Page"), and the denominator of which is the number of total page views displayed in the Medscape Consumer Site for the same quarter.

                  For purposes of this Section 6.3: "Net Advertising Revenue" means all advertising revenue actually received by Medscape less all related sales credits, rebates, taxes and third-party ad sales commissions, paid or issued by Medscape; "Run-of Site" or "ROS" means advertising by one or more advertisers which is evenly distributed throughout the web-site; and "Sponsorship" means all other advertising which is not ROS (e.g. is unevenly distributed or is specifically tied to a particular feature, tool or content set in the Medscape Consumer Site or the Co-Branded Diet Center). By way of example only, Schering Plough's purchase of all or a portion of the ad impressions delivered in the "Medscape Asthma interactive diary" is a Sponsorship. Medscape agrees that it will not use the Co-Branded Diet Center or any "Nutrition" icon or nutrition management tool identified in Schedule 1.1 (or the related functionality of any of foregoing) featured in the General Health and Wellness Center as a "loss leader."

                  Section 6.4 Payment Terms; Taxes. All payments due to SoftWatch under this Agreement are stated and payable in U.S. dollars and shall be paid by wire transfer to such account as SoftWatch shall from time to time notify Medscape in writing. Amounts subject to Royalty and received by Medscape during each Reporting Period shall be paid to SoftWatch within thirty (30) days after the end of such Reporting Period, and each such payment shall be accompanied by a copy of the report specified in Section 6.5. All payments specified in this Agreement are exclusive of, and Medscape agrees to pay, any applicable sales or use tax related to the transactions described herein (other than taxes based on the net income to SoftWatch). Unless otherwise specified in this Agreement, invoices are payable within 30 days of receipt. SoftWatch reserves the right to charge a late fee of up to 1.5% per month (or, if less, the maximum rate permitted by law) on any balance remaining unpaid for more than forty-five (45) days.

                  Section 6.5 (a) Reporting by Medscape for purposes of Calculating Royalties. Subject to Section 6.5(b), within thirty (30) days after the end of each calendar quarter during the Term (each such quarterly period a "Reporting Period" with the first such Reporting Period to end on the last day of the first full calendar quarter to occur after commercial launch of the Medscape Consumer Site), Medscape shall send a statement to SoftWatch summarizing, and certifying as to, the information used by Medscape to calculate the Royalties payable to SoftWatch for such Reporting Period in order to confirm the actual amount of Net Advertising Revenues received or projected to be received by Medscape during the applicable Reporting Period for each category specified in Section 6.3.

                  (b) Independent Auditor on Change of Control. If at any time after the Restricted Period a Change of Control occurs, all reports required to be delivered by Medscape to SoftWatch pursuant to Section 6.5(a) shall be delivered to and subject to review by an independent auditor reasonably acceptable to both parties, who shall agree to be bound by the confidentiality obligations set forth in Article 9 (an "Independent Auditor"). The Independent Auditor shall prepare a report confirming the accuracy of information provided by Medscape. SoftWatch shall have the right to receive solely the results of such review only, and shall have no right to receive, review or consult actual information provided by Medscape in its reports, Medscape's books of account, or any workpapers prepared by the Independent Auditor in connection with its review. The costs of any such Independent Auditor shall be borne equally by the parties.

                  Section 6.6 (a) Audit Rights. Medscape will maintain for at least three (3) years its records, contracts and accounts relating to each sale, license, service, or other transaction in respect of which a Royalty is payable by Medscape hereunder, and will permit examination not more frequently than once per calendar year of that information upon reasonable request and during normal business hours by an Independent Auditor. In addition, but subject to Section 6.6(b), SoftWatch shall be entitled annually to appoint an Independent Auditor to audit the books of account of Medscape, at SoftWatch's expense, during normal business hours, with at least two weeks' prior notice. If during the course of such audit, it is discovered that Medscape has underpaid SoftWatch by an amount in excess of five percent (5%) of the amount determined to be due for the audited period, then the cost of such audit shall be borne by Medscape. Furthermore, any error discovered by the Independent Auditor shall be promptly remedied by Medscape after receipt of notice by SoftWatch. All information received by a Party in the course of such audit shall be treated as Confidential Information and shall not be disclosed to any third party (other than its attorneys and accountants) or used for any purpose whatsoever other than to determine compliance with this Article 6.

                  (b) Audit Report on Change of Control. If at any time after the Restricted Period a Change of Control occurs, SoftWatch shall have the right to receive solely the results of any audit performed pursuant to Section 6.6(a), and shall have no right to receive, review or consult Medscape's books of account, the Independent Auditor's audit report, or any workpapers prepared by the Independent Auditor in connection with its audit.

                  (c) Change in Control. A "Change of Control" means the sale or other transfer of all or substantially all of the assets of SoftWatch, Ltd. or SoftWatch or the acquisition of SoftWatch, Ltd. or SoftWatch by, or other merger of SoftWatch, Ltd. or SoftWatch with or into, any Competitive Business, or if there shall occur any other event which results in the direct or indirect possession or exercise by any Competitive Business of voting control over SoftWatch, Ltd. or SoftWatch, or the direct or indirect holding by any Competitive Business of a majority of the equity interests in SoftWatch, Ltd. or SoftWatch The foregoing shall not be applicable to any change in the ownership of any publicly held stock of SoftWatch, Ltd. or SoftWatch to the extent that such change does not result in the acquisition by any Competitive Business of ownership or control of more than 49% of any class of publicly held stock entitled to vote for the election of directors. A "Change of Control" shall also be deemed to occur if any officer, director, employee, shareholder (or other equity participant) of, or other individual associated with, any Competitive Business shall become a director of either SoftWatch or SoftWatch, Ltd.

                  Section 6.7 Expense Reimbursement. In addition to the other fees payable by Medscape pursuant to this Agreement, Medscape agrees to reimburse SoftWatch for the reasonable and necessary out-of-pocket travel and living expenses related to the provision of the Services, including travel, lodging meals, incidentals and miscellaneous materials and supplies, provided, however, that any individual item, or series of related items, of expense in excess of $750.00 shall require the prior written authorization of Medscape.


ARTICLE 7.        INTELLECTUAL PROPERTY RIGHTS

                  Section 7.1 SoftWatch Owned Software and Customizations. SoftWatch owns all copyright and other proprietary rights in the SoftWatch Software, Customizations and all other extensions and derivative works created by SoftWatch pursuant to this Agreement or otherwise (the foregoing, collectively, the "SoftWatch Materials"). This Agreement does not provide Medscape with title or ownership of the SoftWatch Software, but only a right of limited use as provided in Article 1. Subject to the grants of license made pursuant to Article 1, and to the restrictions contained in Section 9.3, SoftWatch retains sole and exclusive ownership of all right, title and interest in and to the SoftWatch Software and all copies thereof.

                  Section 7.2 Medscape-Owned Materials; Customization User Interfaces. Medscape owns all copyright and other proprietary rights in all of the materials Medscape supplies to SoftWatch under this Agreement, including all Medscape proprietary marks and brands, the specific user interface design elements for or related to the Medscape Consumer Site and the Customizations (including the particular look and feel and navigation thereof), all Medscape Content (including as may be integrated in the Co- Branded Diet Center), customer and professional data (including Member Information embodied in, or relating to, the SoftWatch Software and Customizations thereof), metadata structure and registration questionnaire (all of the foregoing, collectively, the "Medscape Materials").

                  Section 7.3 Shared Materials. Each Party shall contribute materials pursuant to this Agreement which are to be used jointly throughout the Term (collectively, the "Shared Materials"). Each Party retains ownership of whatever material that Party contributed to the Shared Materials pursuant to this Agreement both during the Term and thereafter, and each Party may re-implement or otherwise use (subject, in the case of SoftWatch, to the provisions of Section 9.3) its respective portion of the Shared Material both during and after the Term. Under no circumstances will either Party use after the Term any portion of the Shared Materials that the other Party contributed to the Shared Materials.

                  Section 7.4 Trademarks, Etc. Medscape owns all rights in its Trademarks, and SoftWatch owns all rights in its Trademarks.

                  Section 7.5 Limited License. Medscape grants SoftWatch a non-exclusive, non-transferable license during the Term, to reproduce, display and perform the Medscape Materials for the limited purpose of designing, building, and maintaining the Medscape Consumer Site. SoftWatch may make only such copies of the foregoing as may be necessary to perform its obligations under this Agreement.

                  Section 7.6 Third Party Materials. For any material incorporated in any Deliverable included in the Specifications that is not original material created by, or licensed to, SoftWatch or is not in the public domain (but excluding Third Party Components (including chat software) which are provided to SoftWatch by Medscape), SoftWatch will have the responsibility to obtain at its expense, on Medscape's behalf, all permissions necessary to incorporate and use such third-party material on an irrevocable, worldwide, perpetual basis (except as a result of a breach by Medscape or its sub-licensors) as part of the Medscape Consumer Site. Medscape may obtain (or shall have the right to request SoftWatch to obtain on Medscape's behalf) at Medscape's expense such rights as Medscape may require to incorporate additional third party materials not included in the Specifications (e.g. new features, or enhancements) in the Medscape Consumer Site.


ARTICLE 8.        TRADEMARKS; COPYRIGHT NOTICES.

                  Section 8.1 Incorporation of Marks. Medscape and SoftWatch shall incorporate the other's trademarks, service marks, trade names, logos and other similar proprietary rights ("Trademarks") as they may mutually agree in good faith, provided that each of Medscape and SoftWatch shall comply with such restrictions and requirements as may be notified to it from time to time by the other with respect to the use of the same. Neither Party shall incorporate the other's Trademarks without first submitting a sample of the use to the Trademark owner and obtaining written consent.

                  Section 8.2 Mutual Covenants as to Marks and Notices. SoftWatch covenants and agrees that it shall not knowingly delete any Trademarks or copyright notices of Medscape or any of its Affiliates that are present in or on, or displayed by, the Medscape Consumer Site or the Co-Branded Diet Center, or otherwise use without Medscape's consent any of Medscape's Trademarks or other identifiers in any manner other than as is expressly provided by this Agreement, Medscape covenants and agrees that it shall not knowingly delete any Trademarks or copyright notices of SoftWatch that are present in or on, or displayed by, the Medscape Consumer Site or the Co-Branded Site, or otherwise use without SoftWatch's consent any of SoftWatch's Trademarks or other identifiers in any manner other than as is expressly provided by this Agreement. If either Party for any reason deletes or causes the deletion of any Trademark or copyright notice of the other Party or any of its Affiliates that are present in or on, or displayed by, the Medscape Consumer Site or the Co-Branded Diet Center, such Party shall, upon notice by the affected Party, promptly take such remedial actions as the affected Party may request.


ARTICLE 9.        CONFIDENTIALITY; NON-COMPETE

                  Section 9.1 Confidentiality Obligations. Each Party acknowledges that it and its subcontractors(if any) have had prior to the Effective Date, and in performing its obligations under this Agreement, it and its subcontractors (if any) will have access to or be directly or indirectly exposed to Confidential Information . Each Party covenants and agrees that it shall hold confidential all Confidential Information and shall not use or disclose such Confidential Information without the express consent of the disclosing Party. Each Party shall take reasonable measures and efforts to provide protection for the disclosing Party's Confidential Information, including measures at least as strict as those the receiving Party uses to protect its own Confidential Information. Such measures will include requiring employees and any independent contractors to sign a non-disclosure agreement before obtaining access to the disclosing Party's Confidential Information. The confidentiality obligations of the Parties shall survive any termination or other expiration of this Agreement.

                  Section 9.2 Confidential Information. "Confidential Information" means information in the possession or under the control of a Party relating to a Party's technical, marketing, product and business affairs, including customer, price, and other proprietary and trade secret information, whether oral, graphic, written, electronic or in machine readable form, and includes the computer code embodying the Medscape Consumer Site, the SoftWatch Software and any Customizations thereof, and the underpinnings of the DietWatch.com website, and the terms and conditions of this Agreement (except that any Party may disclose the Agreement to its legal and financial advisers for the purpose of obtaining legal or financial advice). In the case of Medscape, Confidential Information includes the Medscape Content, source code of any software Deliverables, Member

Information and other customer and user information, including any information pertaining to usage of the Medscape Consumer Site or the Medscape.com website. Confidential Information does not include information which (A) was known to the receiving Party or in the public domain before disclosure; (B) becomes part of the public domain after disclosure by a publication or other means except by a breach of this Agreement by the receiving Party, (C) or was received from a third party under no duty or obligation of confidentiality to the disclosing Party. Upon termination or other expiration of this Agreement, all Confidential Information disclosed by a Party to a receiving Party will be returned to the disclosing Party or, upon the request of the disclosing Party, will be promptly destroyed and certified as destroyed by the receiving Party.

                  Section 9.3 Exclusivity; Non-Competition Covenants. (a) Each of SoftWatch, Ltd. and SoftWatch hereby agrees for itself and on behalf of its Affiliates, that it shall not independently or in connection with any other person or entity, directly or indirectly until the end of the Restricted Period:

         (i) license or sell to any Competitive Business, or otherwise authorize, permit, or allow (with or without its consent) any Competitive Business to use: (1) DietWatch or the DietWatch.com website or any part thereof, (2) the SoftWatch Software, (3) any Customizations thereof, or (4) any other tools substantially similar to the SoftWatch Software or such Customizations; and

         (ii) negotiate or conclude any license, acquisition, merger, partnership, joint venture or similar arrangement, or sale of all or substantially all of its assets or equity interests, with, or otherwise establish, acquire, participate or own any interest in, any Competitive Business established or conducting business anywhere in the world;

                  "Competitive Business" means (1) the business entities set forth on Exhibit 9.3 hereof or (2) any other business that owns or operates an "eHealth Service". "Restricted Period" means (x) with respect to any Competitive Business (other than WebMD, Healtheon and InteliHealth), the period beginning on the Effective Date and ending on September 30, 1999, and with respect to WebMD, Healtheon and InteliHealth only, the period beginning on the Effective Date and ending on October 31, 1999. "eHealth Service" means an Internet, website or online service that mainly provides healthcare news, information and/or interactive tools or features to physicians, allied healthcare professionals or consumers, including, those listed on Exhibit 9.3, provided, however, that the term "eHealth Service" shall not include any website operated or developed by a pharmaceutical or medical device company, ad agency or other nutrition, sports or wellness organization focused on a limited number of closely related products or medical conditions (e.g., MSWatch by Teva). "Affiliate", as to any Party, means any person or entity directly or indirectly controlling, controlled by or under common control with such Party, and shall include any officer, director and partner of any such Party. A

Party shall be deemed to control another person if it owns or has the power to exercise voting rights with respect to more than 50 percent of the voting securities of such other person or entity.

                  (b) Notwithstanding the provisions of Section 9.3(a) above, nothing in this Agreement shall prevent or otherwise restrict SoftWatch from:

(i) the marketing and sale of its products and services (including the SoftWatch Software and the DietWatch.com website) to any entity after the Restricted Period, or to any entity other than a Competitive Business during the Restricted Period; and

(ii) performing its obligations under its existing arrangements with Third Age, the material terms of which SoftWatch has previously disclosed to Medscape.

                  (c) Each of SoftWatch and SoftWatch, Ltd. acknowledges that Medscape's business, insofar as its relates to provision of content and services over World Wide Web of the Internet, is global in scope, and that, accordingly, competition with Medscape's business is possible from nearly every part of the world. Each of SoftWatch and SoftWatch, Ltd. further acknowledges and agrees that the restrictions set forth in this Section 9.3 are reasonable in scope and duration and are necessary to protect, and to enable Medscape to receive the anticipated benefits of this Agreement and the arrangements contemplated hereby. The Parties hereto agree that, if any of the length of time, the geographical area, the scope or another parameter of the restrictions set forth above is deemed to be unlawfully restrictive by a court of competent jurisdiction, such provision shall be deemed to be amended and shall be construed by such court to have the broadest type, scope and duration permissible under applicable law, and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  Section 9.4 Specific Performance. The parties recognize that the performance of the obligations by the Parties of their respective obligations under this Article 9 is special, unique and extraordinary in character. In addition to such other rights and remedies as a non-breaching Party may have at equity or in law with respect to any breach of this Agreement, if a Party commits a breach of any of the provisions of this Article 9, the non-breaching Party shall have the right and remedy to have such provisions specifically enforced by any court of competent jurisdiction or to enjoin the breaching Party from performing any act being taken by the breaching Party in violation of this Article 9, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the non-breaching Party, its business, proprietary marks and brands, and the goodwill associated therewith and that money damages will not provide an adequate remedy to the non-breaching Party.

ARTICLE 10.                REPRESENTATIONS, WARRANTIES, COVENANTS, AND
                           INDEMNITIES

                  Section 10.1 SoftWatch. SoftWatch represents, warrants, and covenants that:

         (a) all of the services it performs under this Agreement will be performed in a professional and workmanlike manner, consistent with generally accepted industry standards, using trained personnel;

         (b) all Deliverables and the Medscape Consumer Site, in light of the fact that no software operates uninterrupted or is error-free, will be designed and operate in all material respects in conformity with the relevant Specifications and the terms and conditions of this Agreement. Notwithstanding the foregoing, but subject to Section 11.4, SoftWatch makes no representation or warranty that the operation of the Medscape Consumer Site or any other Deliverable will not be adversely affected by documented or other known errors in any Microsoft or other standard third-party operating system or similar software in generally accepted industry use (including Webserver and database and other e-commerce software) included in the Medscape Consumer Site or such Deliverable, or on which their operations rely;

         (c) SoftWatch has full authority to enter into this Agreement, and the person signing on behalf of SoftWatch is authorized to sign on SoftWatch's behalf;

         (d) SoftWatch is the owner, or has the right to use, license, reproduce, and distribute all materials and methodologies, including computer programs, used, licensed or supplied by SoftWatch in connection with the services it is providing under this Agreement;

         (e) SoftWatch owns, or has the right to use, and has the right to authorize Medscape to use, the SoftWatch Software and other materials supplied by SoftWatch pursuant to this Agreement;

         (f) none of the materials that SoftWatch supplies pursuant to this Agreement (including non-standard or custom designed third-party materials such as charting software) infringes any copyright, patent, trademark, trade secret or other third party proprietary right. Notwithstanding the foregoing, it is expressly understood and agreed by the Parties that SoftWatch makes no representation or warranty, and shall have no liability, with respect to any claim that any Microsoft or other standard third-party operating system or similar software which is in generally accepted industry use (including

                  Webserver and database and other e-commerce software) (or any use thereof) infringes the rights of any third party; and

         (g) SoftWatch will comply with all applicable and material federal, state, and local laws and regulations in the performance of its obligations under this Agreement, including laws concerning the encryption and import/export of software products;

                  Section 10.2 SoftWatch, Ltd. SoftWatch, Ltd. represents, warrants, and covenants that:

         (a) SoftWatch, Ltd. has full authority to enter into the provisions of this Agreement applicable to, and the person signing on behalf of SoftWatch, Ltd. is authorized to sign on SoftWatch, Ltd.'s behalf;

         (b) upon execution and delivery of this Agreement by SoftWatch, Ltd., this Agreement shall be the legal, valid, and binding obligation of SoftWatch, Ltd., enforceable against it in accordance with the terms hereof;

         (c) the performance by SoftWatch, Ltd of its obligations hereunder, and its compliance with the terms hereof, do not and will not violate any provisions of applicable Israeli law;

         (d) SoftWatch, Ltd. is the owner, or has the right to use, reproduce, and distribute all materials and methodologies, including computer programs, licensed to SoftWatch for SoftWatch's use in connection with the services its is providing pursuant to this Agreement;

         (e) SoftWatch, Ltd. owns, or has the right to use, the SoftWatch Software and other materials (including third-party materials) licensed by SoftWatch, Ltd to SoftWatch; and

         (f) None of the materials that SoftWatch, Ltd. licenses to SoftWatch (including non-standard or custom designed third-party materials such as charting software) infringes any copyright, patent, trademark, trade secret or other third party proprietary right. Notwithstanding the foregoing, it is expressly understood and agreed by the Parties that SoftWatch, Ltd. makes no representation or warranty, and shall have no liability, with respect to any claim that any Microsoft or other standard third-party operating system or similar software which is in generally accepted industry use (including Webserver and database and other e-commerce software) infringes the rights of any third party.

                  Section 10.3 Medscape. Medscape represents, warrants, and covenants:

         (a) Medscape has full authority to enter into this Agreement, and the person signing on behalf of Medscape is authorized to sign on Medscape's behalf;

         (b) the Medscape Content and any other materials (including Third Party Components) supplied by Medscape pursuant to this Agreement do not and will not infringe any copyright, patent, trademark, trade secret, or other third- party proprietary right. Notwithstanding the foregoing, it is expressly understood and agreed by the Parties that Medscape makes no representation or warranty, and shall have no liability, with respect to any claim that any Microsoft or other standard third-party operating system or similar software which is in generally accepted industry use (including Webserver and database and other e-commerce software) (or any use thereof) infringes the rights of any third party;

         (c) Medscape is the owner, or has the right to use, reproduce, and distribute all materials and methodologies, including computer programs used or supplied by Medscape in connection with this Agreement;

         (d) Medscape will comply will all applicable and material federal, state and locals laws and regulations in the performance of its obligations under this Agreement, including any applicable laws concerning the encryption and import/export of software products; and

         (e) Medscape will use its reasonable commercial efforts to promote the Medscape Consumer Site and the Co-Branded Diet Center, and to market and sell of advertising on such sites.

                  Section 10.4 Indemnification. Each Party agrees to defend and indemnify the other Party, its directors, officers, employees, and agents against any claim, demand, suit, debt, liability, or costs, including reasonable attorney's fees ("Losses"), to the extent that it is based on a claim that: (a) constitutes a breach of the indemnifying Party's warranties, representations, and undertakings in this Agreement; or (b) arises out of the gross negligence or willful misconduct of the indemnifying Party, provided, however, that neither Party shall not have any liability pursuant to this Section 10.4 unless the aggregate of all Losses for which the indemnifying Party would, but for this proviso, be liable, exceeds on a cumulative basis $25,000, in which case the indemnifying Party shall be liable for the aggregate of all Losses (i.e., without regard to the foregoing limitation). Notwithstanding the foregoing, the limitation on liability contained in the foregoing proviso shall not be applicable in the case of any Losses on account of any breach of a Party's representations and warranties pertaining to (x) the infringement of any copyright, patent, trademark, trade secret or other third party proprietary right or (y) compliance with any applicable and material federal, state, and local laws, it being understood that the indemnifying Party shall be liable to the indemnified Party in all events for the aggregate amount of all such Losses.

                  Section 10.5 Indemnification Procedures. The Party claiming indemnification pursuant to Section 10.4, shall notify the other Party promptly of the claim. The indemnified Party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying Party controls the defense and all negotiations relative to any settlement and further provided that any settlement intended to bind the indemnified Party is not final without the indemnified Party's consent. Without limiting the foregoing, if a third party makes a claim against Medscape alleging that any Deliverable infringes the intellectual or other proprietary rights, SoftWatch (x) shall, at its expense, secure for Medscape the right to continue to use the relevant Deliverable in the territory or jurisdiction to which the infringement claim relates, or if the claim relates to worldwide rights, everywhere throughout the world (the "Affected Territory"), or (y) modify or replace the Deliverable so as to make it non-infringing, or (z) if neither of the foregoing options is available in SoftWatch's reasonably commercial judgment, require Medscape to either cease using the Deliverable in the Affected Territory or return the Deliverable, in each case, for a credit equal to a pro-rata portion of the previously paid license fee (if any), in either of which event Medscape's obligation to pay royalties with respect to such Deliverable to the extent relating to the Affected Territory shall terminate with effect from the date on which the third party infringement claim is first made, and Medscape shall be entitled to a refund of any royalty actually paid to SoftWatch with respect to any period occurring after such date to the extent relating to the Affected Territory.


ARTICLE 11.                PRODUCT RELATED WARRANTIES AND COVENANTS.

                  Section 11.1 General Provisions. The provisions of this
Article 11 shall be applicable to each Deliverable required to be delivered by SoftWatch to Medscape pursuant to the Specifications.

                  Section 11.2 Viruses. SoftWatch represents and warrants that prior to delivery of any media containing any Deliverable, it shall use reasonable efforts, consistent with generally accepted industry practice, to ensure that the relevant Deliverable is free of any programming devices (e.g., viruses, key locks, back doors, Trojan horses, worms, etc.) that are designed to disrupt or are capable of disrupting the use of the Deliverable or any system with which the Deliverable operates, or destroy or damage data or make it delayed or inaccessible, except for file and purge routine functioning of the relevant Deliverable.

                  Section 11.3 Year 2000 Compliance. SoftWatch represents and warrants that the Deliverables and the Medscape Consumer Site, when operated according to the applicable Specifications, will accurately recognize, record, store and process (including calculating, comparing, and sequencing) date data from, into and between the years 1999 and 2000 and the twentieth and twenty-first centuries; will accurately perform leap-year calculations; will accurately recognize, record, store and process two- and four-digit dates; and will not cause other information technology to fail or generate errors related to two-or four-digit dates.

                  Section 11.4 Limited Warranty. SoftWatch makes no representation or warranty that the operations of any Deliverable will be error free or uninterrupted in all circumstances. If any Deliverable (including standard third-party operating systems or similar software in generally accepted industry use) or the media of which it is contained is found to contain an operability problem, bug, virus or other destructive programming device (whether or not any of the same are documented), then SoftWatch's sole obligation and liability hereunder shall be upon the request of Medscape, and if appropriate upon Medscape's return of the defective Deliverable, to correct the operability problem, bug, virus or other programming device (such as by providing an effective by-pass or patch where technically practicable) at no charge to Medscape, or, if SoftWatch is unable to do so, to replace the affected Deliverable with a functional equivalent. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SOFTWATCH MAKES NO WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY. SOFTWATCH SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  Section 11.5 Limitation of Liability. THE CUMULATIVE LIABILITY OF EITHER PARTY FOR ALL CLAIMS RELATING TO ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAYABLE BY MEDSCAPE TO SOFTWATCH UNDER THIS AGREEMENT DURING THE TWENTY- FOUR (24) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE RELEVANT CLAIM IS MADE. NOTWITHSTANDING THE FOREGOING, THIS LIMITATION SHALL NOT APPLY TO LOSSES RELATING TO CLAIMS ASSERTED BY THIRD PARTIES WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHTS. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) INCLUDING LOSS OF REVENUE, LOSS OF DATA, OR ANTICIPATED PROFITS OR LOST BUSINESS.

                  Section 11.6 Adequate Controls. SoftWatch covenants and agrees that, at all times during the Term, it shall implement and maintain systems that provide for the effective back-up and recovery of all data relating to the Development Services.

                  Section 11.7 Reverse Engineering. Medscape will not cause or permit the reverse engineering, disassembly or decompilation of the SoftWatch Software, whether alone or as used in any Deliverable.

                  Section 11.8 Encryption Covenant. At the specific request of Medscape, SoftWatch will encrypt each Deliverable in the manner reasonably directed by Medscape, but then only to the extent such encryption is permissible under applicable law.

                  Section 11.9 Medscape.com Website. Notwithstanding anything in this Article 11 to the contrary, SoftWatch makes no representation or warranty as to the Creation Tools, when and to the extent used or operated in or with the Medscape.com website.


ARTICLE 12.                SALES AGENCY.

                  Section 12.1 Appointment. During the Term, SoftWatch appoints Medscape, and Medscape shall act, as SoftWatch's non-exclusive agent for the purpose of soliciting advertising, sponsorship and co-branded distribution sales in the United States and elsewhere throughout the world related to DietWatch.com (the "Sales Agency Services").

                  Section 12.2 Scope of Agency; Right of Approval. Medscape has no power or authority to execute any advertising agreements or other contracts for or on behalf of SoftWatch. All orders procured by Medscape in the performance of the Sales Agency Services are subject to final acceptance and approval by SoftWatch, in its sole discretion.

                  Section 12.3 Medscape's Obligations. Medscape will:

(a)      forward all orders to SoftWatch for its approval or disapproval;

(b) arrange for direct billing by and payment to SoftWatch with respect to each advertiser, sponsorship or other account approved by SoftWatch; and

(c) unless authorized or directed by SoftWatch, make no representation with respect to any SoftWatch product which is at variance with SoftWatch's own representations, and indemnity SoftWatch for all claims or damages resulting for any representations made by Medscape which are at variance with SoftWatch's own representations and which are not otherwise authorized or directed by SoftWatch.

                  Section 12.4 Commission. In consideration of Medscape's Sales Agency Services, SoftWatch will pay to Medscape a sales commission ("Sales Commission") equal to fifty (50%) of each order solicited by Medscape for which SoftWatch actually receives payment.

                  Section 12.5 Expenses. Unless otherwise agreed by SoftWatch in advance in writing, Medscape is responsible for all costs and expenses incurred by Medscape in performing the Sales Agency Services under this Agreement.

                  Section 12.6 SoftWatch's Responsibilities. SoftWatch will furnish Medscape with all necessary promotional and other materials and will pay Medscape the compensation set out in Section 12.4.

                  Section 12.7 Payment Terms; Taxes. All payments due to Medscape under this Article 12 are stated and payable in U.S. dollars and shall be paid by wire transfer to such account as Medscape shall from time to time notify SoftWatch in writing. Amounts subject to Sales Commission shall be paid to Medscape within thirty (30) days after the end of the relevant SoftWatch Reporting Period . Medscape reserves the right to charge a late fee of up to 1.5% per month (or, if less, the maximum rate permitted by law) on any balance remaining unpaid for more than forty-five (45) days.

                  Section 12.8 (a) Reporting by SoftWatch for purposes of Calculating Sales Commissions. Subject to Section 12.8(b), within thirty (30) days after the end of each calendar quarter during the Term (each such quarterly period a "SoftWatch Reporting Period," with the first such SoftWatch Reporting Period to end on the last day of the first full calendar quarter to occur after Medscape begins conducting the Sales Agency Services), SoftWatch shall send a statement to Medscape summarizing, and certifying as to, the information used by SoftWatch to calculate the Sales Commissions payable to Medscape in order to confirm the actual amount of Sales Commissions due or projected to be due to Medscape during the applicable SoftWatch Reporting Period.

                  (b) Independent Auditor on Change of Control. If at any time after the Restricted Period a Medscape Change of Control occurs, all reports required to be delivered by SoftWatch to Medscape pursuant to Section 12.8(a) shall be delivered to an Independent Auditor, who shall agree to be bound by the confidentiality obligations set forth in Article 9. The Independent Auditor shall prepare a report confirming the accuracy of information provided by SoftWatch only. Medscape shall have the right to receive solely the results of such review only, and shall have no right to receive, review or consult actual information provided by SoftWatch in its reports, SoftWatch's books of account, or any workpapers prepared by the Independent Auditor in connection with its review. The costs of any such Independent Auditor shall be borne equally by the parties.

                  Section 12.9 (a) Audit Rights. SoftWatch will maintain for at least three (3) years its records, contracts and accounts relating to each transaction in respect of which a Sales Commission is payable to Medscape hereunder, and will permit examination not more frequently than once per calendar year of that information upon reasonable request and during normal business hours by an Independent Auditor. In addition, Medscape shall be entitled annually to appoint an Independent Auditor to audit the books of account of SoftWatch, at Medscape's expense, during normal business hours, with at least two weeks' prior notice. If during the course of such audit, it is discovered that SoftWatch has underpaid Medscape by an amount in excess of five percent (5%) of the amount determined to be due for the audited period, then the cost of such audit shall be borne by SoftWatch. Furthermore, any error discovered by the Independent Auditor shall be promptly remedied by SoftWatch after receipt of notice by Medscape. All information received by a Party in the course of such audit shall be treated as Confidential Information and shall not be disclosed to any third party (other than its attorneys and accountants) or used for any purpose whatsoever other than to determine compliance with this Article 12.

                  (b) Audit Report on Change of Control. If at any time after the Restricted Period a Medscape Change of Control occurs, Medscape shall have the right to receive solely the results of any audit performed pursuant to
Section 12.9(a), and shall have no right to receive, review or consult SoftWatch's books of account, the Independent Auditor's audit report, or any workpapers prepared by the Independent Auditor in connection with its audit.

                  (c) Medscape Change in Control. A "Medscape Change of Control" means the merger or consolidation of Medscape into or with any SoftWatch Competitor, or the acquisition of Medscape by a SoftWatch Competitor, or the sale of all or substantially all of the shares, properties or assets of Medscape to a SoftWatch Competitor, in each case under circumstances in which the holders of a majority (by voting power) of the outstanding capital stock of Medscape immediately prior to such merger, consolidation, acquisition or sale own less than a majority (by voting power) of outstanding capital stock of Medscape or the surviving or resulting entity or acquirer, as the case may be, immediately following such merger, consolidation, acquisition or sale. A "Medscape Change of Control" shall also be deemed to occur if any officer, director, employee, shareholder (or other equity participant) of, or other individual associated with any SoftWatch Competitor shall become a director of Medscape. For purposes hereof, a "SoftWatch Competitor" means (i) each of Agency.com, BroadVision, Caresoft, Clarify, CyberDiet, Dr. Koop, eDiets, Exchange Applications, HealthDesk, Healtheon, HealthMagic, Jenny Craig, Mediconsult, Patinet Info systems, peregrine Systems, PHDI, Phys, remedy Corp, Siebel, USWeb, Vantive, Vignette, WebMD, WeightWatchersgency.com, or (ii) any other entity, including those referred to in the foregoing clause (i), whose primary business is: (1) the development and sale of web software relating to healthcare, self-care management, or healthcare relationship marketing, or (2) the development, marketing and sale of on-line diet/nutrition information services.

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
ARTICLE 13.                TERM AND TERMINATION

                  Section 13.1 Term. This Agreement will begin on the date that it is signed by Medscape, SoftWatch and SoftWatch, Ltd. and, unless sooner terminated, shall continue until the date which is twelve months after the date on which Medscape notifies SoftWatch of its intent to terminate all or a portion of this Agreement. Medscape shall have the right to terminate all or any portion of the services being provided by SoftWatch under this Agreement at any time after the Development Services have been completed.

                  Section 13.2 Termination for Breach. Either Medscape or SoftWatch may terminate this Agreement on thirty (30) days' notice if the other materially breaches any of its obligations hereunder unless the breach is cured within the thirty (30) day period, provided, however, this Agreement shall be subject to termination (x) by Medscape, effective immediately upon written notice, if either SoftWatch or SoftWatch, Ltd. breaches any of its obligations under Article 9, or (y) by SoftWatch effective immediately upon written notice, if Medscape breaches its confidentiality obligations under Section 9.1.

                  Section 13.3 Bankruptcy and Related Events. Either Party may terminate this Agreement, effective immediately upon written notice, if (a) all or a substantial portion of the other Party's assets are transferred to an assignee for the benefit of creditors or to a receiver or trustee in bankruptcy;
(b) a proceeding is commenced by or against the other Party for relief under the bankruptcy or similar laws and such proceeding is not dismissed within thirty
(30) days; or (c) the other Party is adjudged bankrupt or insolvent. In addition, the foregoing terminate right shall be exercisable by Medscape if any of the specified events shall occur with respect to SoftWatch, Ltd.

                  Section 13.4 Obligations Upon Termination or Expiration. Upon termination or expiration of this Agreement, (a) SoftWatch shall immediately return to Medscape all copies of the Medscape Confidential Information and all records pertaining to Medscape's Member Information or other proprietary user information in SoftWatch's possession or control, except as specifically provided to the contrary in Section 1.3(d); and (b) Medscape shall immediately return to SoftWatch all copies of the SoftWatch Confidential Information. In addition, each Party shall promptly pay to the other Party any and all amounts due and owing by such Party to such other Party for all periods up to and including the date of termination or expiration.

                  Section 13.5 Transfer of Site. Upon Medscape's request, or upon the termination or expiration of this Agreement (other than as a result of Medscape's breach), whichever occurs first, SoftWatch shall provide all reasonable assistance to Medscape and third parties authorized by Medscape to transfer the Medscape Consumer Site or parts of it to an alternate server to be owned and operated by whatever entity Medscape chooses. Unless termination has resulted from a breach by SoftWatch of SoftWatch, Ltd. of their respective obligations hereunder, such assistance shall be provided to Medscape at SoftWatch's then-current cost for such services. Such transition assistance may include: (A) delivery of full and complete copies of all computer programs that are not SoftWatch Software; and (B) assignment of all necessary rights under third-party agreements to Medscape or a new hosting service.

                  Section 13.6 Survival. The provisions of Section 6.6, Article 7, Article 8, Section 9.1, Section 9.2 , Section 10.4 , Section 12.9, Section 13.5, Article 14 , Section 15.8 and any other provision of this Agreement necessary for the interpretation of any of the foregoing shall survive the termination or expiration of this Agreement.


ARTICLE 14.                GUARANTY OF SOFTWATCH, LTD.

                  Section 14.1 Guaranty. SoftWatch, Ltd. irrevocably and unconditionally guarantees all financial obligations and liabilities of SoftWatch under this Agreement, and the due performance and compliance by SoftWatch with the terms hereof. All payments by SoftWatch, Ltd. pursuant to this Article 14 shall be made on the same basis as are required to be made by SoftWatch pursuant to this Agreement. SoftWatch, Ltd. hereby waives notice of acceptance of this guaranty, presentment, demand of payment, protest, notice of dishonor or nonpayment, and any suit or taking of other action by Medscape against, and any other notice to, SoftWatch. SoftWatch, Ltd. waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. This guaranty shall be binding upon SoftWatch, Ltd. and its successors and assigns and shall inure to the benefit of Medscape and its successors and assigns.

                  Section 14.2 Obligations Unconditional. The obligations of SoftWatch, Ltd. under this Article 14 are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including termination of this Agreement. The guaranty made by SoftWatch, Ltd. pursuant to this Article 14 is a primary obligation of SoftWatch, Ltd. No failure or delay on the part of Medscape in exercising any right, power or privilege hereunder and no course of dealing between SoftWatch, Ltd. and Medscape shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Medscape may otherwise have.

                  Section 14.3 Successors and Assigns; Applicable Law. The provisions of this Article 14 shall be binding upon SoftWatch, Ltd. and its successors and assigns and shall inure to the benefit of Medscape and its successors and assigns.

ARTICLE 15.                GENERAL PROVISIONS

                  Section 15.1 No Joint Venture Created. Nothing in this Agreement shall be construed so as to constitute SoftWatch and Medscape as joint venturers, partners, or agents of each other, and neither SoftWatch nor Medscape shall have the power to obligate or bind the other in any way whatsoever.

                  Section 15.2 Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all other agreements (including confidentiality agreements), promises, representations, and negotiations, whether written or oral, between the parties regarding the subject matter of the Agreement. No amendment of this Agreement shall be valid or take effect unless it is in writing and signed by all the parties.

                  Section 15.3 Assignment. SoftWatch may not assign this Agreement without Medscape's prior written permission, except that from and after the end of the Restricted Period, SoftWatch may assign this Agreement (and any license contained in it) to any of its Affiliates or any person or entity that acquires its business. Medscape may assign this Agreement (and any license contained in it) to any of its Affiliates, any person or entity that acquires all or portion its business, or to any other person that operates and maintains the Medscape Consumer Site. Any assignment in violation of this provision will be null and void.

                  Section 15.4 Waiver. No waiver of any term or condition or of any breach of this Agreement or of any part of it, shall be deemed a waiver of any other term or condition or of any later breach of the Agreement or of any part of it.

                  Section 15.5 Notices. Any notice, consent, approval or disapproval, required or permitted under this Agreement, including any change to this Section 15.5, shall not be valid unless in writing and shall be given either personally; by certified mail, return receipt requested, or by fax which the sending Party must confirm at the following addresses or telephone and fax numbers:

         If to Medscape:

                  Medscape, Inc.
                  134 W. 29th Street
                  New York, New York
                  10001-5399
                  Attn: Paul Sheils
                  Phone: (212) 760-3200
                  Fax: (212) 265-9228
                  with a copy to:

                  Patterson, Belknap, Webb & Tyler LLP
                  1133 Avenue of the Americas
                  New York, New York 10036
                  Attn: John P. Schmitt
                  Phone: (212) 336-2849
                  Fax: (212) 336-2222

         If to SoftWatch:

                  SoftWatch, Inc.
                  67 South Bedford St.
                  Burlington, MA 01803
                  Attn: Asaf Evenhaim, Executive VP
                  Tel: 781-229-5802
                  Fax: 781-229-5878

                  with a copy to:


                  Lucash, Gesmer & Updegrove, LLP
                  40 Broad Street
                  Boston, MA 02109
                  Attention: Peter M. Moldave, Esq.
                  Tel: 617-350-6800
                  Fax: 617-350-6878

                  Section 15.6 Force Majeure. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted, or prevented by reason of any act of God or government, fire, natural disaster, labor stoppage, the failure of necessary power systems or connections, or any other act or condition beyond the reasonable control of the Parties, or agents appointed by such Parties, provided that the Party so affected uses its commercially reasonable efforts to avoid or remove the causes of nonperformance and continues performance immediately after those causes are removed. Notwithstanding this provision, any delay that exceeds (2) two months shall entitle the Party whose performance is not affected by the relevant event of force majeure to terminate the Agreement and to revert any rights granted hereunder.

                  Section 15.7 Publicity. A Party may use the name of the other Party in press releases, sales material and literature only with the written consent of the other Party.

                  Section 15.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York and of the United States, without regard to their conflicts of laws provisions.

                  Section 15.9 Including. The word "including" shall mean "including without limitation."

                  Section 15.10 Schedules and Exhibits. The Schedules and Exhibits hereto are an integral part of this Agreement, and any reference herein to this Agreement shall be deemed to mean and include a reference to such Schedules and Exhibits.

                  Section 15.11 Captions. Headings and captions throughout this Agreement are for convenience only and should not be considered part of the Agreement.

                  Section 15.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                  Section 15.13 SoftWatch, Ltd as Party. All references in
Article 9 and the other provisions of this Agreement to a "Party" or "Parties" shall be deemed to mean and include reference to SoftWatch, Ltd. to the extent such provisions are expressly applicable to SoftWatch, Ltd., or the context so requires.

                  Section 15.14 Right of Offset. Medscape shall have the right to offset against any and all amounts due and owing by Medscape to SoftWatch hereunder any and all amounts due by SoftWatch to Medscape hereunder. SoftWatch shall have the right to offset against any and all amounts due and owing by SoftWatch to Medscape hereunder any and all amounts due by Medscape to SoftWatch hereunder.



              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered on its behalf, as of the date and year first written above, by its duly authorized representative.


                                          MEDSCAPE INC.


                                          By:  /s/ Paul T. Sheils
                                             ----------------------------------
                                               Name:  Paul T. Sheils
                                               Title:   President & CEO


                                          SOFTWATCH INC.


                                          By: /s/ Asaf Evenhaim
                                             ----------------------------------
                                              Name:  Asaf Evenhaim
                                              Title:   Executive Vice President



SoftWatch, Ltd. joins this
Agreement solely for purposes
of Article 9, Section 10.2,
and Article 14

SOFTWATCH, LTD.


By: /s/ Amir Kishon
   ----------------------------
Name:  Amir Kishon
   Title: CEO & President

                                                                     Exhibit 1.1

                                LICENSED SOFTWARE


FRAMEWORK SERVICES
     Enrollment-registration (*)(+)
     Logins/lost passwords (*)(+)
     Access control, privacy and security tracking (*)(-)
     Back-end tools for content management and reports (*)(-)
     Database (*)(-)
     User consoles
          Consumer (*)(+)
          Reporting (*)(-)
          Community administrator (back-end administration for content, discussion groups and other community functionality) (*)(-) News administrator (*)(-)
          Medical expert (*)(-)
          System administrator (*)(-)

SEGMENTATION
     Additional risk assessment/segmentation questionnaire to cluster users in registration phase to segments (+)
     Target specific content and functionality to specific segment (-)
     Targeted messaging lists (-)
     Targeted reporting (example: which services where utilized most by segment 1 users, etc.) (-)

SELF-CARE MANAGEMENT TOOLS
     Diary (*) (+)
          Weight (*)(+)
          Medication (**)(+)
          Doctor visits (**)(+)
          Memos (*)(+)
          To Dos (*)(+)
          Peak flow (+)
          Blood pressure (+)
          Glucose level (+)
          Health journal (condition specific) (**)(+)
     Graphs (Chart effects standard license) (*)(+)

NUTRITION MANAGEMENT TOOLS
     Nutrition tracking (*)(+)
     USDA and user contributed food database (over 10,000 foods) (*)(+)
     BMI calculation, RDA guidelines and personal nutritional goal setting (*)
       (+)
     Add new food, recipe, or meal (*)(+)
     Interactive database search (*)(+)
     Immediate visual feedback (*)(+)
     Graphs and reports of nutritional information (*)(+)
     Diary-to-go (*)(+)

EXERCISE MANAGEMENT TOOLS
     Exercise and activity tracking (*)(+)
     A database of activities (*)(+)
     Calculations of time and energy burnt (*)(+)
     Add new physical activity (*)(+)
     Graphs and reports of exercise information (*)(+)

COMMUNITY INFORMATION TOOLS FOR END-USERS
     Ask-an-expert (*)(+)
     Personal stories (*)(+)
     Recommend a friend (*)(+)
     Vote of the week (*)(+)
     Library (*)(+)

COMMUNITY NEWS TOOLS FOR END-USERS
     Health news (3rd party news feed) (**)(+)
     Community news (what's new on the site) (*)(+)

COMMUNITY COMMUNICATION TOOLS FOR END-USER
     Chat ( Third party "eshare" with standard license for 50 users included)
          (*)(+) (moderated chat option (-))
     Discussion forums (*)(+)
     Instant messaging (*)(+)
     Buddy list (*)(+)
     White pages (*)(+)
     Postcards (*)(+)

MESSAGING SYSTEM UNI-DIRECTIONAL
     Support for newsletter attachments (*)(-)
     Broadcast messages to members (*)(-)
     Attachments capability (for forms, questionnaires, surveys, instruments)
       (*)(-)

MESSAGING SYSTEM BI-DIRECTIONAL
     Adds the consumer-to-consumer messages (*)(+)
     Adds consumer to company messages (customer service or technical support).
         Messages may be in a structured form format (*)(+)


KEY TO SYMBOLS

(*)  substantially as in www.DietWatch.com
(**) substantially as in www.MSWatch.com
(+) this component/functionality is part of the End-User Tools.
(-) this component/functionality is part of the Creation Tools.

Capitalized terms used herein without definition have the respective meanings provided in the License and Web Site Development Agreement.

                                                                     Exhibit 1.2

                                 SPECIFICATIONS

The specifications for the customization services are outlined below. Capitalized terms used herein without definition have the respective meanings provided in the License and Web Site Development Agreement. The full Specifications, which will be negotiated and mutually agreed upon between the Parties within 30 days of the Effective Date, will provide that Phase I will not exceed 10 man-months work and Phase II will not exceed 10 man-months work. The specifications will be provided by Medscape, and shall include:

1. the architectural and graphical design components of the Medscape Consumer Site, including a complete storyboard description showing the opening pages, content and link structure, logo design, page layout, descriptions of elements, and sample interactions within the Medscape Consumer Site ("Site Design"), which Medscape will be responsible for providing to SoftWatch in a timely manner and in a form reasonably acceptable to SoftWatch;

2. specifications for any Third Party Components and integration requirements;

3. a delivery and milestone schedule for performance of the Development Services (as may be modified from time to time by agreement of the Parties( the "Delivery and Milestone Schedule");

4. guidelines and specifications pertaining to generally accepted technical standards applicable to the computer program and web-site development industry ("Process Certification Requirements");

5. specifications for the use of standard encryption technologies (e.g., Secure Socket Layer) to provide a secure environment for all transfer of personal, confidential user information and transactions; and

6. registration process specifications to implement registration of existing Medscape users and existing DietWatch users;

7.       specifications of Medscape document structure and tagging scheme; and

8. other information reasonably necessary for the implementation of the Medscape Consumer Site.

The Specifications will be based on the following outline:

PHASE I FOR JULY 7 LAUNCH (VERSION 1.0) OUTLINE:

-        Implementation of Medscape look and feel
- Implement the Medscape Consumer Registration Process (Phase I will include a single tier registration process with 10 questions)
-        Consumer / Professional / DW registration and login transparency
- Enhance content loading tools and surfacing to users based on Medscape personalization and metadata structure and 18 conditions
-        At least one custom event per health condition
- Adopt Medscape platform requirements: development, staging and production.
- Start integration of existing Professional Site Components that will be implemented by a third party with the Medscape Consumer Site (These components include: (i) MEDLINE; (ii) AIDSLINE; (iii) TOXLINE; (iv) Drug database; (v) Medical dictionary; and (vi) importing of existing ~40K HTML articles from Medscape Professional Site to the Medscape Consumer Site database) as agreed based on effort and impact. Final integration specification will be mutually developed by June 15, 1999.
-        External ad service integration (e.g. Doubleclick)
-        Implementation of the Co-Branded Diet Center Specifications
- Track and report defined measurements such as page view calculations to support revenue share calculations
-        Partial site search of defined areas using SQL search
- Establish and meet SoftWatch promulgated system performance measurements


PHASE II FOR SEPTEMBER 30 LAUNCH (VERSION 1.1):

- Implement look and feel overhaul as supplied by design firm, in html, by July 30, 1999. Project not to exceed 3 man months.
- Completion of Professional Site Components integration (as defined above)
-        Full site search using commercial search engine
- Nutrition support for current generation on at least one Macintosh browser platform
-        Make major user screens bookmark-able
-        Implement 2-tier registration process
-        Bulk load of content sets where appropriate and automatable.
         Specification to be mutually developed by June 18, 1999.
- Resource assignment to address future defined projects not to exceed 40 man-days and must be functionally defined by June 18.
- Support for multiple web servers and database servers to permit hardware scalability

CUSTOM MODULES

         Currently all the professional site components are defined as "custom modules."

                                                                     Exhibit 1.3


                    THE CO-BRANDED DIET CENTER SPECIFICATIONS

Capitalized terms used herein without definition have the respective meanings provided in the License and Web Site Development Agreement.


OVERALL PLAN: The Co-Branded Diet Center will use templates created and delivered by Medscape (Medscape look and feel with appropriate co-branding as specified in the Agreement). Final layouts and HTML pages will be provided by Medscape to SoftWatch by June 20, 1999;

Additionally, Medscape will provide DietWatch editorial the Medscape Consumer Editorial Guidelines as updated from time to time. DietWatch editorial will follow these guidelines for all DietWatch content that will be presented in the Co-Branded Diet Center. The existing Medscape Consumer Editorial Guidelines will be provided to SoftWatch by June 20, 1999.

The following is the list of features for the Co-Branded Diet Center:

Featured article: DietWatch feature article (not "announcements") content would be used, in addition to Medscape Consumer featured articles. The DietWatch article would be served from the DietWatch server and the Medscape articles from the Medscape server. Both would be presented on the page, with the Medscape article in the first position. May involve some coordination between editorial groups for content programming. DietWatch editorial will follow Medscape Consumer Editorial Guidelines for all feature articles.

News:  News content will come from Medscape Consumer only.

Ask-an-expert: The Co-Branded Diet Center will include DietWatch's Ask-an-expert. DietWatch experts will follow Medscape Consumer Editorial Guidelines for all Ask-an-Expert questions. In the future Medscape may offer additional experts from its own network of experts.

Personal Zone/Stories: The Co-Branded Diet Center will include the DietWatch personal stories. All existing and future personal stories will be in compliance with Medscape Consumer Editorial Guidelines.

Recipe of the Week: DietWatch Recipe of the Week content will not be used on the Co-Branded Diet Center.

Vote: DietWatch Vote will be available on the Co-Branded Diet Center. All votes will be selected by DietWatch community manager in compliance with Medscape Consumer Editorial Guidelines.

Activist:  This feature will not be used on the Co-Branded Diet Center.

Feedback: Medscape will receive and process this information per the functionality specified for Medscape Consumer 1.0. SoftWatch will receive a copy of user feedback for the Co-Branded Diet Center for the purpose of enhancing its tools and content.

Chat: Only DietWatch's moderated chat sessions will be offered in the Co-Branded Diet Center according to Medscape Consumer Editorial Guidelines regarding the topic and schedule; no unmoderated chat will be offered; In the future, Medscape may expand this offering using moderators in its expert network

Discussion Groups: The Co-Branded Diet Center will not have DietWatch or other discussion groups.

Users Online: To be integrated per 1.0 template specifications

Postcards:  To be integrated per 1.0 template specifications

Diary to Go: To be integrated per 1.0 template specifications; needs to include Medscape logo

Tips: The Co-Branded Diet Center will not include DietWatch Tips section. It will use the Medscape Consumer Tips functionality.

Humor: The Co-Branded Diet Center will not include DietWatch or other humor content.

Newsletter: The Co-Branded Diet Center will not include DietWatch newsletter. It will include the general Medscape Consumer newsletter.

                                                                     Exhibit 9.3

                         MEDSCAPE COMPETITIVE BUSINESSES

AltaVista
America's Doctor
AOL
Ask Dr. Weil
@Home
BetterHealth
CareInsite
CVS/Soma
CyBear
Dr. Koop/Empower
Drugstore.com
Excite
GO Network
Healtheon
HealthGate
HealthScout
Infoseek
InteliHealth
iVillage/Thrive
Lycos
Mayo Clinic Health Oasis
MD Consult
Medicalogic
Mediconsult
Medsite
Mining Company
MSN
MSNBC
OnHealth
Physician's Online
PlanetRx
QD Online
RiteAide
Salu.net
Snap
Walgreen

Walmart
WebMD
Women.com

                             INDEX OF DEFINED TERMS


"Affected Territory" - Section 10.5

"Affiliate" - Section 9.3(a)

"Agreement" - Preamble

"Certification Test" - Section 4.2

"Certification Testing" - Section 4.2

"Change of Control" - Section 6.6(c)

"Co-Branded Diet Center Specifications" - Section 1.3

"Co-Branded Diet Center" - Section 1.3

"Competitive Business" - Section 9.3(a)

"Confidential Information" - Section 9.2

"Creation Tools" - Section 1.1(a)(ii)

"Customization" - Section 1.2

"Customization Services" - Section 1.2

"Customization Specifications" - Section 1.2

"Customize", "Customized" and related words - Section 1.2

"Deliverable" - Section 4.1

"Delivery and Milestone Schedule" - Exhibit 1.2 (Specifications)

"Delivery Date" - Section 4.1

"Development Services" - Section 2.1

"Diet Center/ROS Content Banner Revenue" - Section 6.3(b)(iv)

"Diet Center/ROS Tools Banner Revenue" - Section 6.3 (b)(iii)

"Effective Date" - Preamble

"eHealth Service" - Section 9.3(a)

"End-User Tools" - Section 1.1(a)(i)

"Final Certification" - Section 4.3

"General Health and Wellness Center" - Section 1.3(b)

"Including" - Section 15.9

"Independent Auditor" - Section 6.5(b)

"Initial Maintenance Period" - Section 5.1

"Internet" - Section 1.1(c)

"Losses" - Section 10.4

"Maintenance Fee" - Section 6.2

"Maintenance Period" - Section 5.1

"Maintenance Services" - Section 5.1

"Medscape" - Preamble

"Medscape Change in Control" - Section 12.9(c)

"Medscape Consumer Site" - Section 1.1(b)

"Medscape Content" - Section 3.1

"Medscape Materials" - Section 7.2

"Member Information" - Section 1.3(d)

"Members" - Section 1.3(d)

"Net Advertising Revenue" - Section 6.3

"Nutrition/GHW Sponsorship Page" - Section 6.3(c)

"Nutrition/GHW ROS Banner Page" - Section 6.3(c)

"Paid Maintenance Period" - Section 5.1

"Parties" - Preamble

"Party" - Preamble

"Phase I Delivery Date" - Section 4.1

"Phase II Delivery Date" - Section 4.1

"Process Certification Requirements" - Exhibit 1.2 (Specifications)

"Quarterly Diet Center Medscape Content Sponsorship Royalty" - Section
6.3(b)(ii)

"Quarterly Diet Center Tools Sponsorship Royalty" - Section 6.3(b)(i)

"Quarterly ROS/Diet Center Tools Banner Royalty" - Section 6.3(b)(iii)

"Quarterly ROS/Diet Center Content Banner Royalty" - Section 6.3(b)(iv)

"Quarterly ROS/Tool Banner Royalty" - Section 6.3(a)(ii)

"Quarterly Sponsorship Royalty" - Section 6.3(a)(i)

"Reporting Period" - Section 6.5(a)

"Restricted Period" - Section 9.3(a)

"Retesting" - Section 4.4

"Royalties" - Section 6.3

"Run-of Site" ("ROS") - Section 6.3

"Sales Agency Services" - Section 12.1

"Sales Commissions" - Section 12.4

"Shared Materials" - Section 7.3

"Site Design" - Exhibit 1.2 (Specifications)

"Site Specifications" - Section 2.1

"SoftWatch" - Preamble

"SoftWatch Competitor" - Section 12.9(c)

"SoftWatch, Ltd." - Preamble

"SoftWatch Materials" - Section 7.1

"SoftWatch Reporting Period" - Section 12.8(a)

"SoftWatch Software" - Section 1.1

"SoftWatch Software License" - Section 1.1

"SoftWatch Software License Fee" - Section 6.1

"Specifications" - Section 2.1

"Sponsorship" - Section 6.3

"Third Party Components" - Section 2.1(c)

"Trademarks" - Section 8.1